UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2009

Commission	Exact name of registrant as specified in its charter	State of	I.R.S. Employer
File Number	and principal office address and telephone number	Incorporation	Identification No.
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
Washington Gas Light Company (Washington Gas), a wholly-owned subsidiary of WGL Holdings, Inc., entered into a Note Purchase Agreement, dated November 2, 2009, by and among certain purchasers for the issuance and sale of $50,000,000 of unsecured 4.76% fixed rate notes (the nominal rate) with a ten year maturity due November 1, 2019 through a private placement arrangement (the “Notes”). The estimated effective cost of the Notes, including consideration of issue fees and hedge proceeds, is 4.79%. The Note Purchase Agreement provides that, subject to certain conditions, the repayment of the Notes may be accelerated in the event of default. The conditions that constitute an “event of default” are fully described in the Note Purchase Agreement. If the repayment of the Notes is accelerated due to an event of default, the Notes will mature and the entire unpaid principal amount of any note, plus all accrued and unpaid interest thereon and a make whole amount determined in respect of such principal amount, will all be immediately due and payable.
Copies of the form of Note Purchase Agreement and a form of the Note are filed as exhibits to this Form 8-K. The preceding description is not purported to be complete and is qualified in its entirety by reference to the full terms and provisions of the Note Purchase Agreement, which is filed as Exhibit 4.1 attached hereto.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
4.1	Form of Note Purchase Agreement, dated November 2, 2009, entered into by and among Washington Gas Light Company and certain purchasers, regarding the issuance and sale by Washington Gas Light Company of $50,000,000 of unsecured fixed rate notes due November 1, 2019.

4.2	Form of Note issued in connection with the Note Purchase Agreement dated November 2, 2009, by and among Washington Gas Light Company and certain purchasers, regarding the issuance and sale by Washington Gas Light Company of $50,000,000 of unsecured fixed rate notes due November 1, 2019.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Gas Light Company
(Registrant)

Date: November 5, 2009	/s/ Mark P. O’Flynn

Mark P. O’Flynn
Controller
(Principal Accounting Officer)